                              AMENDMENT No. 2 to
                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  INTERSHOP Communications Aktiengesellschaft
            (Exact name of registrant as specified in its charter)

  Federal Republic of Germany                              Not Applicable
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                          Identification No.)

                               Amsinckstrasse 57
                                D-20097 Hamburg
                          Federal Republic of Germany
             (Address of Registrant's principal executive offices)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to                       Name of each exchange on
  be so registered                    which each class is to be registered
----------------------                ------------------------------------

None


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file numbers to which this form relates:

          333-32034 and 333-11642

     Securities to be registered pursuant to Section 12(g) of the Act:

               American Depositary Shares, each representing 1/2
                   of a Bearer Ordinary Share, no par value

                               (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

     INTERSHOP Communications Aktiengesellschaft (the "Company") hereby incorporated by reference the description of the securities registered hereby set forth under the headings "Description of Capital Stock," "Shares Eligible for Future Sale," "Description of American Depositary Shares," "German Taxation" and "Taxation of U.S. Investors" in the Prospectus included in its Registration Statements on Form F-1 (No. 333-32034, as amended, filed with the Securities and Exchange Commission (the "Commission") on March 9, 2000, and on Form F-6 (No. 333-11642), as amended, filed with the Commission on March 13, 2000, under the Securities Act of 1933, as amended (the "Securities Act").

Item 2.    Exhibits.

     The following exhibits (listed according to the corresponding number of such Instructions) are filed herewith (or incorporated by reference):

     1.1  Form of Share Certificate for Bearer Ordinary Shares (included in
          Exhibit 4.1 to Exhibit 1.3 hereto).

     1.2  Form of ADR Certificate (included in Exhibit 1.6 hereto).

     1.3 Registration Statement on Form F-1 (File No. 333-32034), as amended, filed March 9, 2000, relating to Bearer Ordinary Shares, no par value, of the Registrant under the Securities Act.

     1.4 Registration Statement on Form F-6 (File No. 333-11642), as amended, filed March 13, 2000, relating to American Depositary Shares (evidenced by American Depository Receipts) under the Securities Act.

     1.5  Summary Translation of Articles of Association (Satzung) (included in
          Exhibit 3.1 to Exhibit 1.3 hereto).

     1.6 Form of Deposit Agreement to be entered into among the Company, Citibank, N.A. as depositary, and all holders from time to time of American Depositary Receipts issued thereunder (included as Exhibit
          4.2 to Exhibit 1.3 hereunder and Exhibit (a) to Exhibit 1.4 hereunder).
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                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 INTERSHOP COMMUNICATIONS
                                 AKTIENGESELLSCHAFT



Date:  September 27, 2000       By: /s/  Stephan Schambach
                                   -------------------------------------------
                                Name:   Stephan Schambach
                                Title:  Chairman of the Management Board,
                                        Chief Executive Officer and
                                        Vorstandsversitzender



Date:  September 27, 2000       By: /s/  Wilfried Beeck
                                    -------------------------------------------
                                Name:   Wilfried Beeck
                                Title:  Member of the Management Board and
                                        Finanzvorstand
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                                 EXHIBIT INDEX

     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, since no other securities of the Company are registered on the The Nasdaq Stock Market's National Market ("NASDAQ") , the following exhibits (listed according to the corresponding number of such Instructions) are being filed with NASDAQ but are not being filed with the Commission in connection with this Registration
Statement:


1.1  Form of Share Certificate for Bearer Ordinary Shares (included in Exhibit
     4.1 to Exhibit 1.3 hereto).

1.2  Form of ADR Certificate (included in Exhibit 1.6 hereto).

1.3 Registration Statement on Form F-1 (File No. 333-32034), as amended, filed March 9, 2000, relating to Bearer Ordinary Shares, no par value, of the Registrant under the Securities Act.

1.4 Registration Statement on Form F-6 (File No. 333-11642), as amended, filed March 13, 2000, relating to American Depositary Shares (evidenced by American Depository Receipts) under the Securities Act.

1.5  Summary Translation of Articles of Association (Satzung) (included in
     Exhibit 3.1 to Exhibit 1.3 hereto).

1.6 Form of Deposit Agreement to be entered into among the Company, Citibank, N.A. as depositary, and all holders from time to time of American Depositary Receipts issued thereunder (included as Exhibit 4.2 to Exhibit
     1.3 hereunder and Exhibit (a) to Exhibit 1.4 hereunder).